BOVIE MEDICAL CORPORATION

EXHIBIT 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Amended Quarterly Report of Bovie Medical Corporation (the “Company”) on Form 10-QSB/A of the Quarter ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof, I, Andrew Makrides Chief Executive Officer, President and Chairman of the Board, certify pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge: (1) the quarterly report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and (2) the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 25, 2005

/s/ Andrew Makrides
Chief Executive Officer, President
and Chairman of the Board

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.